
<ARTICLE> 5
<LEGEND>
The schedule contains financial information extracted from Columbia
Futures Fund and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       6,883,294
<SECURITIES>                                         0
<RECEIVABLES>                                   29,994<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               7,416,587<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 7,416,587<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               300,594<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               395,492
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                               (94,898)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (94,898)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (94,898)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $25,079 and due from DWR of
$4,915.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $503,299.
<F3>Liabilities include redemptions payable of $40,650, accrued brokerage commissions of $24,843, accrued management fees of $24,338, administrative expenses payable of $63,919 and accrued transaction fees and costs of $1,953.
<F4>Total revenues includes realized trading revenue of $480,299, net change in unrealized of $(332,929) and interest income of $153,224.

